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                                                                    EXHIBIT 11

                           AER ENERGY RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)


                                                                                                  PERIOD FROM
                                                                                                 JULY 17, 1989
                                    THREE MONTHS ENDED                  NINE MONTHS ENDED           (DATE OF
                                       SEPTEMBER 30,                      SEPTEMBER 30,           INCEPTION) TO
                             ------------------------------    ------------------------------     SEPTEMBER 30,
                                 1997              1996             1997              1996           1997
                             ------------    --------------    --------------    ------------     ------------
Weighted average
 common stock
 outstanding ...............   24,791,763        24,058,133        24,573,637       22,178,701      12,443,197

Common stock issued and
  stock options granted in
  accordance with SAB
  No. 83 ...................         --                --                --               --         1,337,912
                               ----------    --------------    --------------    -------------    ------------
Total ......................   24,791,763        24,058,133        24,573,637       22,178,701      13,781,109
                               ==========    ==============    ==============    =============    ============

Net loss...................   $(2,386,858)   $   (1,795,267)   $   (6,596,360)   $  (5,500,524)   $(52,289,439)
                               ==========    ==============    ==============    =============    ============

Per share amount...........   $     (0.10)   $        (0.07)   $        (0.27)   $       (0.25)   $      (3.79)
                               ==========    ==============    ==============    =============    ============
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